UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2023

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200

1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
Former name or former address, if changed since last report.
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2023, the Board of Trustees (the “Board”) of Elme Communities (the “Trust”) amended the Trust’s amended and restated bylaws, as amended (the “Bylaws”), effective immediately, to (i) expressly provide for the ability of shareholders to participate in meetings of shareholders by electronic transmission, (ii) require any shareholder directly or indirectly soliciting proxies from other shareholders to use a proxy card color other than white, (iii) implement and update the procedure and information requirements for the nominations of persons for election to the Board, including to address matters relating to the new universal proxy rules set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended, or any proposal for other business; (iv) clarify the instances in which a shareholder’s notice regarding nomination of a trustee for election or reelection or any proposal for other business may be disregarded; and (v) remove the trustee age restriction that provided that no individual shall be nominated as a trustee or elected to fill a vacancy on the Board after their 72nd birthday.

The Bylaws were also amended to include a provision that provides that unless the Trust consents in writing to the selection of an alternative forum, (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim as defined under the Maryland General Corporation Law, (b) any derivative action or proceeding brought in the right or on behalf of the Trust, (c) any action asserting a claim of breach of any duty owed by any trustee, officer, employee or agent of the Trust to the Trust or its shareholders, (d) any action asserting a claim against the Trust or any trustee, officer, employee or agent of the Trust arising pursuant to any provision of the Maryland REIT Law, the Trust’s Declaration of Trust or Bylaws or (e) any action asserting a claim against the Trust or any trustee, officer, employee or agent of the Trust that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Such provision also provides that any shareholder that is a party to a proceeding or claim pending in the Circuit Court for Baltimore City, Maryland shall cooperate in having the action or proceeding assigned to the Maryland Business and Technology Case Management Program.

The amendments to the Bylaws also implement certain immaterial administrative, clarifying, and/or conforming changes throughout.

Prior to implementing the above-described bylaw amendments, the trustee age restriction appeared in both the Bylaws and the Trust’s Corporate Governance Guidelines. The Trust’s Corporate Governance Guidelines, as revised on September 19, 2023, include a restriction that, subject to limited exceptions, no person will be nominated for election as a trustee or appointed or elected to fill a vacancy on the Board after such person’s 75th birthday.

The foregoing summary is qualified in its entirety by reference to the complete text of the Bylaws, which are filed as Exhibit 3.1 hereto in unmarked form, and as Exhibit 3.2 hereto in redline form marking the amendments described above, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Elme Communities, as amended
3.2	Redline of Amended and Restated Bylaws of Elme Communities, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Senior Vice President, Chief Administrative Officer

September 20, 2023
(Date)